EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-210586) of Senseonics Holdings, Inc. of our report dated July 10, 2015, except with respect to our opinion on the financial statements insofar as it relates to the effects of the recapitalization described in Note 1 as to which the date is January 13, 2016, relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
February 23, 2017